SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

RELATING TO PRESS RELEASE ANNOUNCING THE DEPARTURE OF
CHIEF FINANCIAL OFFICER, BRYAN J. LEBLANC.

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2002

INSILICON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-29513	77-052615
(Commission File No.)	(IRS Employer Identification No.)

411 East Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 894-1900

Item 5.    Other Events.

On May 8, 2002, inSilicon Corporation announced that Chief Financial Officer, Bryan J. LeBlanc, is leaving the company at the end of the month to pursue other opportunities. The issued press release is attached hereto as Exhibit 99.1.

Item 7.    Exhibits.

99.1	Press Release, dated as of May 8, 2002, entitled “inSilicon Corporation Chief Financial Officer to Leave Company.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INSILICON CORPORATION

Dated: May 13, 2002	By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated as of May 8, 2002, entitled “inSilicon Corporation Chief Financial Officer to Leave Company.”